Exhibit 99.1

Sorrento Announces Closing of Public Offering of Common Stock

SAN DIEGO, April 19, 2017 -- Sorrento Therapeutics, Inc. (NASDAQ: SRNE) ("Sorrento”), an antibody-centric, clinical-stage biopharmaceutical company developing new treatments for cancer and other unmet medical needs, today announced the closing of its previously announced underwritten public offering of 23,625,084 shares of its common stock at a public offering price of $2.00 per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by Sorrento. The net proceeds to Sorrento from this offering were approximately $43.5 million, after deducting underwriting discounts and commissions and other estimated offering expenses.

Cantor Fitzgerald & Co. acted as the lead book-running manager for the offering. FBR Capital Markets & Co. acted as a joint book-running manager. Oppenheimer & Co. and Aegis Capital Corp. acted as co-lead managers and Joseph Gunnar & Co., Rodman & Renshaw and Roth Capital Partners acted as co-managers.

The securities described above were offered by Sorrento pursuant to a shelf registration statement on Form S-3 (File No. 333-199849) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on December 3, 2014. A final prospectus supplement and accompanying prospectus related to the offering was filed with the SEC on April 14, 2017 and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sorrento Therapeutics, Inc.

Sorrento is an antibody-centric, clinical stage biopharmaceutical company developing new treatments for immuno-oncology, inflammation and autoimmune diseases. Sorrento's lead product candidates include immunotherapies focused on the treatment of both solid tumors and hematological malignancies, as well as late stage pain products.

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the amount of proceeds expected from the offering and other matters that are described in Sorrento's most recent periodic reports filed with the SEC, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and the final prospectus supplement related to the offering filed with the SEC on April 14, 2017, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

All other trademarks and trade names are the property of their respective owners.

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SOURCE: Sorrento Therapeutics, Inc.

© 2017 Sorrento Therapeutics, Inc. All Rights Reserved.

Contacts:

Kevin Herde

Executive Vice President & Chief Financial Officer

Tel: (858) 203-4103

kherde@sorrentotherapeutics.com

Miranda Toledano

Executive Vice President, Corporate Development

Tel: (858) 210-3700

mtoledano@sorrentotherapeutics.com